Exhibit 5.1

         [LETTERHEAD OF DAVIES WARD PHILLIPS & VINEBERG LLP]

File No. 202668

November 5, 2003

Celestica Inc.
1150 Eglinton Avenue East
Toronto, ON M3C 1H7

Celestica Inc.
Registration Statement on Form F-4

        We have acted as Canadian counsel to Celestica Inc. (the "Corporation") in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Securities Act") of the Corporation's registration statement on Form F-4 dated November 5, 2003, as amended (the "Registration Statement") relating to the offering, as set forth in the Registration Statement and the form of prospectus/proxy statement contained therein (the "Prospectus"), of the subordinate voting shares of the Corporation registered under the Registration Statement (the "Subject Shares").

        We have examined such corporate records of the Corporation, such certificates of officers of the Corporation, public officials and others and originals, copies or facsimiles of such other agreements, instruments, certificates and documents as we have deemed necessary or advisable as a basis for the opinion expressed below. We have assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies or as facsimiles.

        Based and relying on, and subject to, the foregoing, we are of the opinion that, upon the issuance by the Corporation of the Subject Shares upon the terms and conditions contemplated in the Registration Statement (including, without limitation, the receipt by the Corporation of the consideration therefor), the Subject Shares will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation.

        The opinion expressed below is limited to the laws of the Province of Ontario and the federal laws of Canada applicable in that province.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement (as it may be further amended from time to time) and to the reference to our firm under the heading "Legal Matters" in the Prospectus, as it may be further amended from time to time, without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement (as it may be further amended from time to time), including this Exhibit.

        This opinion is provided to you for the purpose of inclusion as an exhibit to the Registration Statement.

Yours very truly,
/s/ DAVIES WARD PHILLIPS & VINEBERG LLP